AMENDMENT TO
                            GPU INC. 1990 STOCK PLAN


         The GPU Inc. 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries, as amended and restated to reflect amendments through June 3, 1999, is hereby further amended effective as of April 5, 2001 by adding at the end thereof a new Section 17 which shall read as follows:

               17. FirstEnergy Merger Provisions. Notwithstanding any other provision to the contrary in this Plan, the provisions of this Section 17 shall apply upon the merger (the "Merger") of the Corporation with FirstEnergy Corp. ("FirstEnergy") pursuant to the Agreement and Plan of Merger between FirstEnergy and the Corporation dated as of August 8, 2000 (the "Merger Agreement"). Unless otherwise defined in this
          Section 17 or elsewhere in the Plan, each capitalized term used in this Section 17 shall have the meaning given to such term in the Merger Agreement.

               (a) On the fifth Business Day preceding the date which FirstEnergy publicly announces as the Election Deadline for purposes of the Merger Agreement in accordance with Section 2.01(c) thereof (the "Accelerated Vesting Date"), each outstanding option previously granted under the Plan on or after June 3,1999 , to the extent it had not otherwise become exercisable prior to the Accelerated Vesting Date ( a "Non-Vested Option"), shall become immediately and fully exercisable, and may be exercised on the Accelerated Vesting Date as to any or all shares of Common Stock that are then still subject to the option. The holder of a Non-Vested Option may exercise it by delivering to the Corporation, at any time during the period beginning on the 20th Business Day preceding the Election Deadline and ending at the close of business on the Accelerated Vesting Date, an executed notice of exercise on a form furnished by the Corporation to the holder for such purpose (the "Notice of Exercise Form"), together with a check in the amount of the aggregate purchase price for the shares of Common Stock to be purchased pursuant to the holder's exercise of such option. By no later than the 20th Business Day preceding the Election Deadline, each holder of a Non-Vested Option shall be furnished with (i) a Notice of Exercise Form, and (ii) copies of the Form of Election, Joint Proxy Statement, and all other related materials, which FirstEnergy furnishes to recordholders of GPU Common Stock pursuant to Section 2.01(k) of the Merger Agreement in connection with their right to make an election regarding the form in which the Merger Consideration for their GPU Common Stock is to be paid.
               (b) At the Effective Time, each outstanding option granted under the Plan on or after June 3,1999 (including any Non-Vested Option), to the extent then still unexercised (each such option, a "GPU Option"), shall automatically become an option (a "FirstEnergy Option") to purchase a number of shares of FirstEnergy Common Stock equal to the number of shares of GPU Common Stock that remained subject to the GPU Option immediately prior to the Effective Time multiplied by the Exchange Ratio as adjusted in accordance with Section 2.01(m) of the Merger Agreement (with the resulting number of shares rounded up or down to the nearest whole share), at an exercise price per share of FirstEnergy Common Stock equal to the exercise price for the purchase of shares under the GPU Option divided by the Exchange Ratio as adjusted in accordance with Section 2.01(m) of the Merger Agreement (with the resulting exercise price rounded up or down to the nearest whole cent).

               (c) In the case of each option granted under the Plan prior to June 3, 1999 that is outstanding immediately prior to the Effective Time, the holder thereof may elect, in lieu of having such option cancelled and receiving a lump sum cash payment therefor as provided in Sections 7(c) and (d) of the Plan, to have such option converted into a FirstEnergy Option entitling the holder to purchase a number of shares of FirstEnergy Common Stock, at an exercise price per share of FirstEnergy Common Stock, determined in the same manner as set forth in subsection (b) above. Any such election shall be made in writing, on a form furnished to the option holder by FirstEnergy for such purpose. The election form shall be signed by the option holder and filed with FirstEnergy within 30 days after the Closing Date. Any election so made shall be irrevocable.

               (d) Each FirstEnergy Option issued to an employee pursuant to subsection (b) or (c) above shall be subject to the same terms and conditions as the option for which it was issued, as set forth in this Plan and in the written agreements evidencing the grant of such options under this Plan to the employee.

               (e) In the case of all performance units and deferred vested units standing to an employee's credit under the Plan which, pursuant to the terms of the Plan or the written agreements evidencing the grant of such units to the employee (or pursuant to any payment election made by the employee in accordance with the provisions of such agreements), will become payable upon the consummation of the Merger, payment with respect to such units (collectively, the employee's "GPU Stock Units") shall be made as soon as practicable after the Effective Time, in cash, or in shares of FirstEnergy Common Stock, or in any combination of cash and such shares, as the employee may elect. Any such election shall be made in writing, on a form furnished to the employee by the Corporation for such purpose. In such form the employee shall specify by number or percentage (which percentage must be an even multiple of 10%) the portion of his or her GPU Stock Units to be paid in cash and the portion of such units to be paid in shares of FirstEnergy Common Stock. The election form shall be signed by the employee and delivered to the Corporation by no later than the close of business on the Accelerated Vesting Date. Any election so made shall be irrevocable. In the case of any employee who fails to make a timely election in accordance with this subsection
          (e), payment with respect to all of the employee's GPU Stock Units shall be made in cash.

               (f) If payment with respect to any of an employee's GPU Stock Units is to be made in cash pursuant to the employee's election (or as a result of the employee's failure to make a timely election) under subsection (e) above , the amount of cash to be paid for such units shall be equal to the product of the number of such units multiplied by the highest closing price per share of GPU Common Stock, as reported on the New York Stock Exchange Composite Tape, occurring during the 90-day period immediately preceding the Closing Date (the "GPU Stock Price"). If payment with respect to any of an employee's GPU Stock Units is to be made in shares of FirstEnergy Common Stock pursuant to the employee's election under subsection (e) above, the number of shares of FirstEnergy Common Stock to be delivered to the employee in payment for such units shall be equal to the quotient of
          (i) the product of the number of such units multiplied by the GPU Stock Price, divided by (ii) the per share closing price of FirstEnergy Common Stock on the last Business Day preceding the Closing Date; provided, however, that if the resulting number of shares of FirstEnergy Common Stock includes a fraction of a share, payment with respect to such fraction shall be made in cash, in an amount based on the per share closing price of FirstEnergy Common Stock on the last Business Day preceding the Closing Date.

               (g) Unless an employee otherwise elects under subsection (h) below, all deferred vested units standing to the employee's credit under the Plan immediately prior to the Effective Time which do not become payable upon consummation of the Merger shall be automatically converted at the Effective Time into deferred cash accounts to be established and maintained for the employee by FirstEnergy or one of its Subsidiaries. A separate deferred cash account shall be so established and maintained for all of the deferred vested units that are subject to the same payment commencement date and payment method selected by the employee in the election made by the employee to defer payment with respect to such units. Each deferred cash account so established shall have an initial balance equal to the product of the number of deferred vested units the conversion of which is to be reflected in such account, multiplied by the GPU Stock Price. Payment with respect to each account so established shall be made in cash, and payment shall be made or commence on the payment commencement date, and under the payment method, selected by the employee in his or her election to defer payment with respect to the units the conversion of which is reflected in such account. Until payment with respect to any deferred cash account maintained for an employee has been made in full, interest, compounded monthly, shall be credited to the balance of such account at the end of each calendar quarter, at a rate not less than the simple average of Citibank, N.A. of New York Prime Rates for the last business day of each of the three months in the calendar quarter.

               (h) In lieu of the deferred cash accounts that otherwise would be established for an employee with respect to his or her deferred vested units pursuant to subsection (g) above, the employee may elect to have the deferred vested units standing to his or her credit under the Plan immediately prior to the Effective Time that do not become payable upon consummation of the Merger converted, as of the Effective Time, into deferred vested units ("FirstEnergy Deferred Units") in respect of a number of shares of FirstEnergy Common Stock equal to the quotient of (i) the product of the number of such deferred vested units, multiplied by the GPU Stock Price, divided by (ii) the per share closing price of FirstEnergy Common Stock on the last Business Day immediately preceding the Closing Date. Any such election shall be made in writing, on a form furnished to the employee by FirstEnergy for such purpose and filed with FirstEnergy within 30 days after the Closing Date. The FirstEnergy Deferred Units credited to an employee pursuant to his or her election under this subsection (h) shall be subject to the same terms and conditions as the deferred vested units with respect to which the FirstEnergy Deferred Units were credited, as set forth in this Plan and in the written agreements evidencing the grant of such deferred vested units to the employee.

               (i) Notwithstanding any other provision in this Section 17 to the contrary, no shares of Common Stock will be delivered to an employee upon his or her exercise of a Non-Vested Option pursuant to subsection
          (a) above, and no payment of cash or delivery of shares of FirstEnergy Common Stock will be made to an employee with respect to his or her GPU Stock Units pursuant to subsection (e) above, unless the employee has paid all Federal, state and local taxes required to be withheld with respect to the employee's exercise of such option or with respect to the employee's receipt of such cash payment or shares of FirstEnergy Common Stock.

               (j) The provisions of each agreement evidencing the grant of stock options, performance units, or deferred vested units to an employee under the Plan that are still outstanding immediately prior to the Effective Time shall be deemed to have been amended as of the Effective Time to the extent necessary to conform to and reflect the provisions of this Section 17.